UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 15, 2024

(Date of earliest event reported)

Trans Global Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56383	88-0298190
(State of Incorporation)	Commission File Number	(IRS EIN)

Rm2701, Block A, Zhantao Technology Bldg, Minzhi Street

Guangdong Province 518000, China

(Address of principal executive offices)

(86)138 2338 3535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	TGGI	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On Mar 15, 2024, Trans Global Group Inc, a Delaware corporation (the “company”) entered into a Securities Exchange Agreement (the “Agreement”) with Sino Energy Allin Capital (HK) Limited, a Hong Kong Investment Company.

Pursuant to the agreement, the company will acquire 3,499,650 shares of Sino Energy Allin Capital (HK) Limited in exchange of 1,000,000,000 shares of the Company’s common stock. The share exchange was valued at $1,500,000 (0.0015 per share) and will result in the company owning 3.5% of Sino Energy Allin Capital (HK) Limited.

A copy of the Agreement is attached as Exhibit 9.1 and incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
9.1	Securities Exchange Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Trans Global Group Inc.

Dated: April 04, 2024	By:	/s/ Chen Ren
Chen Ren, CEO

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